Exhibit 99.1

February 18, 2026

Dear Shareholders,

I am pleased to share some exciting news at Muncy Columbia Financial Corporation (the “Corporation”). On February 18, 2026, the Corporation’s Board of Directors declared a regular quarterly cash dividend of $0.46 per share for the first quarter of 2026, payable March 19, 2026, to shareholders of record as of March 4, 2026, as well as a special one-time cash dividend of $1.00 per share, payable April 23, 2026, to shareholders of record as of April 8, 2026.

We are pleased to recognize and reward our shareholders with this special one-time cash dividend. Our capital management philosophy includes returning capital to our shareholders in excess of what is invested to support and grow our business. We do this through regular quarterly cash dividends, which amounted to $1.80 per share in 2025, compared to $1.76 in 2024. Dividends totaled $2.30 per share in 2025, including a special one-time cash dividend of $0.50 per share paid in May 2025.

Coming off our strategic merger with Muncy Bank Financial, Inc. in 2023, growth in 2024 and 2025 has been strategically steady and has further strengthened our capital and liquidity positions. This allows us the unique opportunity to return more through a special one-time cash dividend, while maintaining capital above well-capitalized levels.

We reported record earnings in 2025. Net income, for the year ended December 31, 2025, was $24,225,000, or $6.85 per share compared to $19,023,000, or $5.33 per share for the same period in 2024. Return on average assets and return on average equity were 1.49% and 13.57%, respectively, for 2025, as compared to 1.19% and 11.88%, respectively, for 2024.

Capital levels strengthened during 2025, with book value per share increasing approximately 15.6% to $54.44 at December 31, 2025, from $47.11 at December 31, 2024. Journey Bank’s Tier 1 Leverage Ratio improved from 9.10% at December 31, 2024, to 9.93% at December 31, 2025. Credit quality also improved, with past-due loans declining from 1.72% at year-end 2024 to 1.11% at year-end 2025, reflecting disciplined underwriting and proactive portfolio management.

We trust that you will be encouraged by these events and the financial strength we have shown in 2024 and 2025. We believe our Corporation is well-positioned to manage market-driven challenges and execute on our strategy to deliver long-term value to our shareholders as we continue serving the banking needs of our local communities. We are thankful for your support and invite you to reach out to senior leadership or any of our board of directors for additional information.

Sincerely,

Lance O. Diehl

President & CEO

Cautionary Note Regarding Forward Looking Statements

This letter contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.